UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

 of the Securities Exchange Act of 1934

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☐ Preliminary Information Sheet

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☑ Definitive Information Statement

MOREGAIN PICTURES, INC.

(Exact name of registrant as specified in its Charter)

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SCHEDULE 14C INFORMATION
Information Statement Pursuant to Regulation 14C

of the Securities Exchange Act of 1934 as amended

Moregain Pictures, Inc.

 117 E. Huntington Dr.

 Arcadia, CA 91006

Tel. (626) 400-5727

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement (the “Information Statement”) has been filed with the Securities and Exchange Commission (the “Commission”) and is being furnished to the holders (the “Stockholders”) of shares of common stock, par value $0.001 per share (the “Common Stock”), of Moregain Pictures, Inc., a Nevada Corporation (the “Company”).  We are sending you this Information Statement to notify you that on or about January 4, 2019 the Stockholders holding a majority of our Common Stock (the “Majority Stockholders”) approved the following actions (the “Corporate Actions”) by written consent in lieu of a meeting of Stockholders:

(1)

The amendment of the Articles of Incorporation to change the name of the Company from Moregain Pictures, Inc. to Cinema Libre Studio, Inc.; and

(2)

The change of the Company’s OTC Trading Symbol from MGPC to CLBR or, if unavailable, to CINL, or LIBR.

This Information Statement is being furnished to Stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.  As described in this Information Statement, on January 4, 2019, the Majority Stockholders, collectively owning 6,270,512 shares of Common Stock, representing approximately 87% of the 7,180,199 total issued and outstanding shares of Common Stock of the Company as of January 4, 2019 (the “Record Date”), approved the Corporate Actions by written consent in lieu of a meeting of Stockholders.  Thereafter, our Board of Directors ratified the foregoing Corporate Actions by written consent on January 4, 2019.

Our Board of Directors is not soliciting your proxy or consent in connection with the Corporate Actions.  You are urged to read this Information Statement carefully and in its entirety for a description of the Corporate Actions taken by the Majority Stockholders.  Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the Corporate Actions taken have no right under Nevada corporate law or the Company’s Articles of Incorporation or Bylaws to dissent or require a vote of all Stockholders.

The Corporate Actions will not become effective before a date which is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to Stockholders.  The Information Statement is being mailed or given on or about January 14, 2019 to Stockholders of record on the Record Date.  The entire cost of furnishing this Information Statement will be borne by the Company.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

By order of the Board of Directors of MOREGAIN PICTURES, INC.

Date: January 14, 2019	/s/ Jesse Weiner
By: Jesse Weiner
President, CEO and Director

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of MOREGAIN PICTURES, INC.:

NOTICE IS HEREBY GIVEN, that the holders of outstanding shares of common stock, par value $0.001 per share, of Moregain Pictures, Inc. (the “Company” and such common stock, the “Common Stock”) representing, in the aggregate, approximately 87% of the outstanding Common Stock approved, via written consent in lieu of a special meeting of the Company’s stockholders on January 4, 2019 (the “Written Consent”), the following corporate actions (“Actions”):

(1)

The amendment of the Articles of Incorporation to change the name of the Company from Moregain Pictures, Inc. to Cinema Libre Studio, Inc. (the “Name Change”), and

(2)

The change of the Company’s OTC Trading Symbol from MGPC to CLBR or, if unavailable, to CINL, or LIBR (the “Symbol Change”).

As our stockholders holding a majority of the Common Stock have already approved of the Actions by Written Consent, we are not seeking approval for the Actions from any of our remaining stockholders, nor will they be given an opportunity to vote on the Actions. All necessary corporate approvals have been obtained. The accompanying information statement is furnished only to inform stockholders of the Actions taken by the Written Consent described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The cost of furnishing this Information Statement will be borne by us.

This Information Statement is first being mailed or given to you on or about January 14, 2019, and we anticipate an effective date of the Actions to be February 4, 2019 (the “Effective Date”), subject to the Board’s discretion on when to implement the Name Change and Symbol Change, or as soon thereafter as practicable in accordance with applicable law, including the Nevada Revised Statutes. No dissenters’ rights are afforded to our stockholders under the Nevada Revised Statutes in connection with the Actions described more fully below.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that the Company files with the SEC contain forward-looking statements about the Company’s business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

CORPORATE ACTION

THE CHANGE OF THE COMPANY’S NAME AND TRADING SYMBOL

On December 19, 2018, the Board of Directors of the Company (the “Board of Directors”) approved entry into that certain Share Exchange Agreement and Plan of Merger (the “Share Exchange Agreement”) between the Company and Sceneries Entertainment Corp., a California corporation, which conducts its primary line of business under the name Cinema Libre Studio (“CLS”). As part of and concurrent with the Share Exchange Agreement, the Company has proposed and its Stockholders have approved, by written consent on January 4, 2019, an amendment to the Articles of Incorporation (the “Amendment”) to change the Company’s name from “Moregain Pictures, Inc.” to “Cinema Libre Studio, Inc.” and a change in the trading symbol of the Company from MGPC to CLBR or, if unavailable, to CINL, or LIBR, in order to correspond with the change in the Company’s name.

The Amendment, which will be in the form of Exhibit A hereto, will be effective upon filing with the Secretary of State of the State of Nevada. The Company will file the Amendment approximately, but not less than, 20 days after the definitive information statement is mailed or given to stockholders.

Amendment to Articles of Incorporation

Section 78.390 of the Nevada Revised Statutes provide that the Articles of Incorporation of the Company may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice

Purpose of Change of the Company’s Name

The Board of Directors believes that the name change will better reflect the Company’s focus in developing motion picture, entertainment, and media business following the closing of that Share Exchange Agreement.   The Share Exchange Agreement is subject to certain conditions to closing, including completion of an audit of CLS, which is anticipated to be finalized by January 31, 2019.

At the closing of the transactions contemplated by the Share Exchange Agreement (the “Closing”), in exchange for 100% of the currently issued and outstanding capital stock of CLS: (i) the Company’s majority shareholder, Moregain Capital Group (“MCG”),  will cancel and return to treasury an aggregate 502,324 shares of the Company’s common stock held by MCG, and (ii) the Company will issue 502,324 new restricted shares of its common stock (the “Shares”) to the CLS stockholders, representing approximately 7% of the Company’s issued and outstanding common stock of the Company upon Closing (the “Exchange Transaction”). In addition to the Shares, the Company shall pay an aggregate two million ($2,000,000) dollars in cash to the CLS shareholders, with one million dollars ($1,000,000) payable within six (6) months of the Closing and one million dollars ($1,000,000) on or before the one (1) year anniversary of the Closing.  Concurrently with the Closing, CLS shall merge with and into the Company, with the Company as the surviving entity, and the Company will carry on the business of CLS as one of its primary businesses.  At the Closing, the Company shall amend its articles to reflect the continuation of the CLS business.

Effect of Name Change and Symbol on Current Shareholders

The Name Change and  Symbol Change (the “Actions”), as well as the Share Exchange Agreement, will affect all holders of our common stock uniformly. The Actions are not intended to, and will not, affect any stockholder’s percentage ownership interest in our company. As set forth in the Share Exchange Agreement, concurrently with the issuance of Shares to the CLS shareholders an equivalent number of shares shall be cancelled and returned to treasury by MCG, thus, there shall be no dilution to our Stockholders.

The Actions will not change the terms of our common stock. After the Actions, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Our common stock will remain fully paid and non-assessable. In addition, we plan to change our stock symbol and CUSIP number as a result of the Name Change and Symbol Change. Stockholders will not be requested to surrender for exchange any stock certificates they hold. On and after the effective date of the Amendment and the Name Change, the stock certificates representing the pre-Amendment shares will continue to be valid. Following the effective date of the Amendment and the Name Change, newly issued stock certificates bear the Company’s new name, but this will not affect the validity of stock certificates already outstanding.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street N.E., Washington, DC 20549. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents, as filed by the Company with the Commission, are incorporated herein by reference:

1.

Annual Report on Form 10-K for the year ended June 30, 2018, as amended; and

2.

Quarterly Reports on Form 10-Q for the quarters ended September 30, 2018.

The Company shall provide, without charge, to each person to whom an Information Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one (1) business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in the Information Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Information Statement incorporates), and the address and telephone numbers to which such a request is to be directed.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No director or officer of the Company, nominee for election as a director of the Company or associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any of the Corporate Actions described herein.

OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of: (i) 780,000,000 share of Common Stock, par value $0.001 per share, and (ii) 20,000,000 shares of Preferred Stock, par value $0.001 per share. As of the Record Date, we had 7,180,199 shares of Common Stock issued and outstanding held of record by approximately 157 Stockholders and no shares of Preferred Stock issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our Common Stock owned beneficially as of the Record Date, by: (i) each of our directors; (ii) each of our executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our issued and outstanding shares of Common Stock.  Unless otherwise indicated, the Stockholders listed below possess sole voting and investment power with respect to the shares they own.

As of the Record Date, there were 7,180,199 common shares issued and outstanding, zero shares issuable upon the exercise of options within 60 days, and 3,000,000 shares issuable upon the exercise of stock purchase warrants within 60 days.

Name and Address of Beneficial Owner	Title of Class	Amount &Nature of Beneficial Ownership (1)	Percent of Class (2)(%)
Jesse Weiner (3)	Common	0	0%
Alexandra Yeung (4)	Common	0	0%
All Officers and Directors as a Group	Common	0	0%

Other Beneficial Owners
Moregain Capital Group (5)	Common	6,270,512	87.3%

(1)

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)

Based on 7,180,199 issued and outstanding shares of Common Stock as of the Record Date.

(3)

Jesse Weiner  is the Company's President, Chief Executive Officer, Secretary, Treasurer and a Director. His beneficial ownership includes 0 common shares.

(4)

Alexandra Yeung is the Company’s Chief Financial Officer and a Director. Her beneficial ownership includes 0 common shares.

(5)

Yuming Xuan, President of Sunland Entertainment LLC, has sole voting and dispositive power over shares held by Moregain Capital Group

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(e) during the year ended June 30, 2018, Forms 5 and any amendments thereto furnished to us with respect to the year ended June 30, 2018 and through the record date, and the representations made by the reporting persons to us,

Except as follows, based solely on a review of copies of reports furnished to us our executive officers, directors and 10% holders complied with all filing requirements.

			Required	Actual
		Transaction	File	File
Person	Filing Type	Date	Date	Date
Jesse Weiner	3	6/21/18	7/1/18	1/4/19
Moregain Capital Group	3	3/21/18	3/31/18	1/8/19
Alexandra Yeung	3	12/19/18	12/29/18	1/8/19
Billion Rewards Development, Inc.	4/5	3/21/18	3/23/18	—

Code of Ethics

We have not yet adopted a formal Code of Ethics (the “Code”) that applies to our officers, directors and employees.  Given that we are still in the development stage and have few employees, other than our officers and directors, we feel this is sufficient. When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under Nevada corporate law or the Company’s Articles of Incorporation or Bylaws to dissent from any of the Corporate Actions.

PROPOSALS BY SECURITY HOLDERS

Not Applicable.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will send only one Information Statement and other corporate mailings to Stockholders who share a single address unless we receive contrary instructions from any Stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a Stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 117 E Huntington Dr. Arcadia, CA 91006 or by telephone at (626) 400-5727.

  If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each Stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current Stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to Stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

EFFECTIVE DATE OF CORPORATE ACTIONS

Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions shall not become effective before a date which is twenty (20) calendar days after the Information Statement is first mailed or given to Stockholders. In the event the Share Exchange Agreement does close, the Name Change and Symbol Change may not be implemented.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement, which describes the purpose and effect of the above Corporate Actions.  Your consent to the Corporate Actions is not required and is not being solicited in connection with these Actions.  This Information Statement is intended to provide our Stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Moregain Pictures, Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

Moregain Pictures, Inc.

Date: January 14, 2019	/s/ Jesse Weiner
By: Jesse Weiner – President and CEO

EXHIBIT A

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

1. Name of corporation:

Moregain Pictures, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article I is hereby amended in its entirety to read as follows:

The name of the corporation is Cinema Libre Studio, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 6,270,512

4. Effective date of filing (optional):

5. Signature (required):	/s/ Jesse Weiner
Jesse Weiner
Chief Executive Officer